FORM 8-A

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ALLIANCE MEDICAL CORPORATION

(Exact name of registrant as specified in charter)

Delaware	86-0898793

(State of Incorporation	(I.R.S. Employer

or Organization)	Identification Number)

10232 South 51st Street

Phoenix, Arizona	85044

(Address of Principal Executive Offices)	(Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [   ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [   ]

Securities to be registered pursuant to Section 12(b) of the Act: NONE

Securities to be registered pursuant to Section 12(g) of the Act:

Title of Each Class to be so Registered

Common Stock, $.001 par value

Item 1.

Description of Securities to be Registered.

Alliance Medical Corporation (the “Registrant”) incorporates by reference the description of its securities to be registered hereunder contained under the headings “The offering” and “Description of capital stock” as set forth in the Registrant’s Registration Statement on Form S-1 as filed with the Commission on August 23, 2001 (the “Registration Statement on Form S-1”) (File Number 333-13844), and in all amendments to the Registration Statement on Form S-1 subsequently filed with the Commission, including any prospectus relating thereto filed subsequently pursuant to Rule 424 of the Securities Act of 1933, as amended. Such Registration Statement on Form S-1 and all amendments to the Registration Statement on Form S-1 are hereby deemed to be incorporated by reference into this registration statement in accordance with the Instructions to Item 1 of this Form.

Item 2.

Exhibits.

1	Amended and Restated Certificate of Incorporation of the Registrant incorporated by reference to Exhibit 3.1(a) of the S-1 No. 333-13844, as filed with the Commission on October 10, 2001.

2	Certificate of Amendment to Amended and Restated Certificate of Incorporation incorporated by reference to Exhibit 3.1(b) of the S-1 No. 333-13844, as filed with the Commission on November 13, 2001.

3	Certificate of Amendment to Amended and Restated Certificate of Incorporation incorporated by reference to Exhibit 3.1(c) of the S-1 No. 333-13844, as filed with the Commission on January 17, 2002.

4	Amended and Restated Bylaws of the Registrant incorporated by reference to Exhibit 3.2 of the S-1 No. 333-13844, as filed with the Commission on August 13, 2001.

SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on January 22, 2002.

ALLIANCE MEDICAL CORPORATION

By: /s/ Ricardo M. Ferreira Ricardo M. Ferreira President and Chief Executive Officer